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EXHIBIT 21

                                          SUBSIDIARIES OF THE REGISTRANT

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
                                           STATE OR JURISDICTION
          SUBSIDIARY NAME                     OF INCORPORATION                         RELATIONSHIP
          ---------------                     ----------------                         ------------

     PetroCal Acquisition Corp.                   Delaware               100% owned by Pacific Energy Resources Ltd.

   San Pedro Bay Pipeline Company                California              100% owned by Pacific Energy Resources Ltd.

     Carneros Acquisition Corp.                   Delaware               100% owned by Pacific Energy Resources Ltd.

       Carneros Energy, Inc.                      Delaware               100% owned by Carneros Acquisition Corp.

         Gotland Oil, Inc.                         Texas                 100% owned by Carneros Energy, Inc.

Pacific Energy Alaska Holdings, LLC               Delaware               100% owned by Pacific Energy Resources Ltd.

Pacific Energy Alaska Operating LLC               Delaware               100% owned by Pacific Energy Alaska Holdings, LLC

    Cook Inlet Pipe Line Company                  Delaware               50% owned by Pacific Energy Alaska Holdings, LLC
                                                                           (escrowed pending regulatory approval)
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